EXHIBIT 24.1

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each of NationsBank Corporation, and the several undersigned Officers and Directors thereof whose signatures appear below, hereby makes, constitutes and appoints James W. Kiser and Charles M. Berger, and each of them acting individually, its, his and her true and lawful attorneys with power to act without any other and with full power of substitution, to execute, deliver and file in its, his and her name and on its, his and her behalf, and in each of the undersigned Officer's and Director's capacity or capacities as shown below, (a) one or more Registration Statements of NationsBank Corporation on Form S-8 relating to the issuance of up to 25,000,000 shares of the Common Stock of NationsBank Corporation pursuant to the NationsBank Corporation 1996 Associates Stock Option Award Plan and any and all documents in support thereof or supplemental thereto and any and all amendments, including any and all post-effective amendments, to the foregoing (hereinafter called the "Registration Statements"), and (b) such registration statements, petitions, applications, consents to service of process or other instruments, any and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, as may be necessary or advisable to qualify or register the securities covered by said Registration Statements under such securities laws, regulations or requirements as may be applicable; and each of NationsBank Corporation and said Officers and Directors hereby grants to said attorneys, and to each of them, full power and authority to do and perform each and every act and thing whatsoever as said attorneys or attorney may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as NationsBank Corporation might or could do, and as each of said Officers and Directors might or could do personally in his or her capacity or capacities as aforesaid, and each of NationsBank Corporation and said Officers and Directors hereby ratifies and confirms all acts and things which said attorneys or attorney might do or cause to be done by virtue of this power of attorney and its, his or her signature as the same may be signed by said attorneys or attorney, or any of them, to any or all of the following (and/or any and all amendments and supplements to any or all thereof): such Registration Statements under the Securities Act of 1933, as amended, and all such registration statements, petitions, applications, consents to service of process and other instruments, and any and all documents in support thereof or supplemental thereto, under such securities laws, regulations and requirements as may be applicable.



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         IN WITNESS WHEREOF, NationsBank Corporation has caused this power of attorney to be signed on its behalf, and each of the undersigned Officers and Directors in the capacity or capacities noted has hereunto set his or her hand as of the date indicated below.


                             NATIONSBANK CORPORATION


                                         By: /s/ Hugh L. McColl, Jr.
                                                  Hugh L. McColl, Jr.
                                                  Chief Executive Officer

                                         Dated:   January 22, 1997



         Signature                        Title                        Date


/s/ High L. McColl, Jr.
--------------------------    Chief Executive Officer and Director January 22, 1997
Hugh L. McColl, Jr.           (Principal Executive Officer)


/s/ James H. Hance, Jr.
--------------------------    Vice Chairman and                   January 22, 1997
James H. Hance, Jr.           Chief Financial Officer
                              (Principal Financial Officer)


/s/ Marc D. Oken              Executive Vice President and        January 22, 1997
--------------------------    Chief Accounting Officer
Marc D. Oken                  (Principal Accounting Officer)


/s/ Andrew B. Craig, III      Chairman of the Board               January 22, 1997
--------------------------    and Director
Andrew B. Craig, III

/s/ Ronald W. Allen
--------------------------    Director                            January 22, 1997
Ronald W. Allen

/s/ Ray C. Anderson
--------------------------    Director                            January 22, 1997
Ray C. Anderson

/s/ William M. Barnhardt
-----------------------       Director                            January 22, 1997
William M. Barnhardt



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/s/ B. A. Bridgewater, Jr.
--------------------------    Director                            January 22, 1997
B. A. Bridgewater, Jr.

/s/ Thomas E. Capps
--------------------------    Director                            January 22, 1997
Thomas E. Capps

/s/ Charles W. Coker
--------------------------    Director                            January 22, 1997
Charles W. Coker

/s/ Thomas G. Cousins
--------------------------    Director                            January 22, 1997
Thomas G. Cousins

/s/ Alan T. Dickson
--------------------------    Director                            January 22, 1997
Alan T. Dickson

/s/ W. Frank Dowd, Jr.
--------------------------    Director                            January 22, 1997
W. Frank Dowd, Jr.

/s/ Paul Fulton
--------------------------    Director                            January 22, 1997
Paul Fulton

/s/ Timothy L. Guzzle
--------------------------    Director                            January 22, 1997
Timothy L. Guzzle

/s/ C. Ray Holman
--------------------------    Director                            January 22, 1997
C. Ray Holman

/s/ W. W. Johnson
--------------------------    Director                            January 22, 1997
W. W. Johnson

/s/ Russell W. Meyer, Jr.
--------------------------    Director                            January 22, 1997
Russell W. Meyer, Jr.

/s/ John J. Murphy
--------------------------    Director                            January 22, 1997
John J. Murphy




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/s/ Richard B. Priory
--------------------------    Director                            January 22, 1997
Richard B. Priory


/s/ John C. Slane
--------------------------    Director                            January 22, 1997
John C. Slane

/s/ O. Temple Sloan, Jr.
--------------------------    Director                            January 22, 1997
O. Temple Sloan, Jr.

/s/ John W. Snow
--------------------------    Director                            January 22, 1997
John W. Snow

/s/ Meredith R. Spangler
--------------------------    Director                            January 22, 1997
Meredith R. Spangler

/s/ Robert H. Spilman
--------------------------    Director                            January 22, 1997
Robert H. Spilman

/s/ Albert E. Suter
--------------------------    Director                            January 22, 1997
Albert E. Suter

/s/ Ronald Townsend
--------------------------    Director                            January 22, 1997
Ronald Townsend

/s/ E. Craig Wall, Jr.
--------------------------    Director                            January 22, 1997
E. Craig Wall, Jr.

/s/ Jackie M. Ward
--------------------------    Director                            January 22, 1997
Jackie M. Ward

/s/ Virgil R. Williams
--------------------------    Director                            January 22, 1997
Virgil R. Williams


                            CERTIFICATE OF SECRETARY


         I, ALLISON L. GILLIAM, Assistant Secretary of NationsBank Corporation, a corporation duly organized and existing under the laws of the State of North Carolina, hereby certify that attached hereto as Attachment A is a true and correct copy of resolutions duly adopted by a majority of the entire Board of Directors of said corporation at a meeting of said Board of Directors held December 17, 1996, at which meeting a quorum was present and acted throughout and that said resolutions are in full force and effect and have not been amended or rescinded as of the date hereof.

         IN WITNESS WHEREOF, I have hereupon set my hand and affixed the seal of said corporation this 30th day of January, 1997.



(CORPORATE SEAL)



                                             /s/ Allison L. Gilliam
                                             -----------------------
                                             Allison L. Gilliam
                                             Assistant Secretary

                                                               ATTACHMENT A


PREAMBLES AND RESOLUTIONS ADOPTED BY THE BOARD OF DIRECTORS OF NATIONSBANK CORPORATION AT ITS MEETING ON TUESDAY, DECEMBER 17, 1996 WITH RESPECT TO THE 1996 ASSOCIATES STOCK OPTION AWARD PLAN


         WHEREAS, the Corporation sponsors the NationsBank Corporation 1996 Associates Stock Option Award Plan (the "Plan"); and

         WHEREAS, the Corporation has entered into an Agreement and Plan of Merger with Boatmen's Bancshares, Inc.; and

         WHEREAS, in the opinion of the members of the Board of Directors, it is desirable and in the best interests of the Corporation that the Plan be amended in connection with the Boatmen's transaction, if the Boatmen's transaction is consummated, to (i) provide for a special grant under the Plan to Boatmen's associates as of the effective date of the merger and (ii) in connection with such special grant, reserve an additional 5,000,000 shares of common stock of the Corporation for awards under the Plan; and

         WHEREAS, the Compensation Committee of the Board of Directors has recommended to the Board of Directors such amendment in the form attached hereto as Exhibit A;

         NOW, THEREFORE, BE IT RESOLVED, that the amendment to the NationsBank Corporation 1996 Associates Stock Option Award Plan in the form attached hereto as Exhibit A be, and the same hereby is, authorized, adopted and approved; and

         FURTHER RESOLVED, that the Principal Corporate Personnel Officer of the Corporation be, and he hereby is, authorized and directed to execute on behalf of the Corporation the amendment to the Plan attached hereto as Exhibit A; and

         FURTHER RESOLVED, that, if the Boatmen's transaction is consummated, an additional 5.0 million shares of common stock of the Corporation (the "Shares") be, and they hereby are, set aside, reserved and authorized for issuance pursuant to the terms of the Plan, as amended, for a total of 25.0 million shares of common stock of the Corporation reserved for issuance under the Plan; and

         FURTHER RESOLVED, that the appropriate officers and directors of the Corporation be, and each of them hereby is, authorized, in the name and on behalf of the Corporation, to prepare, execute and file, or cause to be prepared and filed, with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-8, and any subsequent registration statements on Form S-8 relating to the Plan, under the Securities Act of 1933, as amended (collectively, the "Registration Statements"), for the registration of the Shares for issuance pursuant to the terms of the Plan with full power and authority to make such changes or additions thereto as any of them may approve, such approval to be conclusively evidenced by the filing thereof, and to prepare, execute and cause to be filed any amendments to such Registration Statements (including, without limitation, post-effective amendments), together with all documents required as exhibits to such Registration Statements or any amendments or supplements thereto, and all certificates, letters, instruments, applications and any other documents which may be required to be filed with the Commission with respect to the registration of the Shares and to take any and all action with respect to any of the foregoing as they, in their discretion, shall deem necessary or advisable, with the taking of such action conclusively establishing the validity thereof; and

         FURTHER RESOLVED, that James W. Kiser and Charles M. Berger be, and each of them with full power to act without the other hereby is, authorized and empowered to sign the aforesaid Registration Statements and any amendment or amendments thereto (including any post-effective amendments) on behalf of and as attorneys for the Corporation and on behalf of and as attorneys for any of the following: the Chief Executive Officer, the Principal Financial Officer, the Principal Accounting Officer and any other officer of the Corporation; and

         FURTHER RESOLVED, that Paul J. Polking, Esq. be, and he hereby is, designated and appointed as the agent for service in all matters relating to the Registration Statements; and

         FURTHER RESOLVED, that the appropriate officers of the Corporation be, and each of them hereby is, authorized and directed to take, or cause to be taken, any and all action necessary to effect the listing of the Shares on the New York Stock Exchange (the "NYSE"), the Pacific Stock Exchange (the "PSE") and the London Stock Exchange ("LSE"), including, without limitation, the preparation, execution and filing of all necessary applications, documents, forms and agreements with the NYSE, PSE and LSE, the payment by the Corporation of all required filing or application fees to the NYSE, PSE and LSE and the appearance of any such officer (if requested) before officials of the NYSE, PSE and LSE; and

         FURTHER RESOLVED, that it is desirable and in the best interest of the Corporation that the Shares be qualified or registered for sale in various states and certain foreign jurisdictions (if applicable); that the appropriate officers of the Corporation be, and each of them hereby is, authorized to determine the states and foreign jurisdictions (if any) in which appropriate action shall be taken to qualify or register for sale all or such part of such Shares as said officers may deem advisable; that said officers be, and each of them hereby is, authorized to perform on behalf of the Corporation any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such states or foreign jurisdictions, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents to and appointments of attorneys for the purpose of receiving and accepting service of process and the execution by such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Corporation and the approval and ratification by the Corporation of the papers and documents so executed and the action so taken; and

         FURTHER RESOLVED, that the consideration to be received for the Shares is adequate and, when issued and paid for in accordance with the terms of the Plan, the Shares shall be deemed to be validly issued, fully paid and nonassessable and the holders of the Shares shall be subject to no further call or liability with respect thereto; and

         FURTHER RESOLVED, that Chase Mellon Shareholder Services, L.L.C. be, and it hereby is, appointed Transfer Agent and Registrar for the Shares, and that Chase Mellon Shareholder Services, L.L.C. be, and it hereby is, vested with all the power and authority as Transfer Agent and Registrar with respect to the Shares as it has heretofore been vested with for the shares of common stock of the Corporation currently issued and outstanding; and

         FURTHER RESOLVED, that the appropriate officers of the Corporation be, and each of them hereby is, authorized to take all action, to execute, deliver and file all instruments and documents, to enter into all agreements and to do or cause to be done all such acts and things (including the payment of all necessary fees and expenses), in the name and on behalf of the Corporation and under its seal or otherwise, as they or any of them may deem necessary or desirable to carry out the intent and purposes of the foregoing resolutions; and

         FURTHER RESOLVED, that any action authorized by any of the foregoing resolutions which has been taken prior to the date hereof be, and the same hereby is, ratified and confirmed in all respects.

                                                                   EXHIBIT A
                             NATIONSBANK CORPORATION
                     1996 ASSOCIATES STOCK OPTION AWARD PLAN

                             Instrument of Amendment

         THIS INSTRUMENT OF AMENDMENT (the "Instrument") is executed as of the _____ day of __________________, 1996 by NATIONSBANK CORPORATION, a North Carolina corporation (the "Corporation").
                                               Statement of Purpose
         The Corporation and its subsidiary corporations (collectively, the "Participating Employers") sponsor the NationsBank Corporation 1996 Associates Stock Option Award Plan (the "Plan"). The Participating Employers desire to amend the Plan as set forth herein in connection with the merger of the Corporation and Boatmen's Bancshares, Inc. pursuant to an Agreement and Plan of Merger dated August 29, 1996 (the "Merger Agreement"). The amendments set forth herein have been approved by the Compensation Committee of the Board of Directors of the Corporation in accordance with the provisions of the Plan.
         NOW, THEREFORE, the Plan is hereby amended as follows effective as of the "Effective Date" of the merger with Boatmen's Bancshares, Inc. as defined in the Merger Agreement:
         1.       Paragraph 2 of the Plan is amended to read as follows:
         "2.      SHARES AVAILABLE FOR OPTIONS:

                  The aggregate number of shares of the Corporation's Common Stock (the "Common Stock") which may be issued and sold pursuant to options granted under the Plan (the "Options") shall not exceed twenty-five million (25,000,000), subject to adjustment or substitution as provided in Paragraph 14. Any shares of Common Stock covered by an Option that lapses, expires, terminates or is canceled shall remain available for issuance pursuant to Options granted under the Plan."

         2.       The following Paragraph 20 is added to the end of the Plan:
         "20.     SPECIAL PROVISIONS REGARDING BOATMEN'S MERGER:

                  The Corporation and Boatmen's Bancshares, Inc. entered an Agreement and Plan of Merger dated August 29, 1996 (the "Merger Agreement"). On the "Effective Date" of the merger as defined in the Merger Agreement (the "Boatmen's Grant Date"), Options shall be granted under the Plan subject to the following special terms and provisions:

                           (a) The persons eligible to receive an Option grant
                  on the Boatmen's Grant Date shall be those persons who (i) are employed by Boatmen's Bancshares, Inc. or one of its subsidiary corporations immediately prior to the Boatmen's Grant Date, (ii) are "benefits eligible" (as defined in Paragraph 4(c) hereof) and actively employed on the Boatmen's Grant Date and (iii) are employed in one of the positions set forth in subparagraph (b) below on the Boatmen's Grant Date (or are determined by the Committee to be employed in one of the eligible positions in accordance with the provisions of Paragraph 4(d) hereof) (each a "Boatmen's Eligible Associate"); provided, however, that any person who received an option award during 1996 under either the Boatmen's 1987 Nonqualified Stock Option Plan or the Boatmen's 1991 Incentive Stock Option Plan, other than a person who received an award characterized as a "broad-based" award under such plans, shall not be a Boatmen's Eligible Associate.

                           (b) The number of shares of Common Stock to be
                  covered by the Option granted to a Boatmen's Eligible Associate on the Boatmen's Grant Date shall be determined as follows:

                                Position on the            # of Shares Covered
                           Boatmen's Grant Date                  By Option

                           Vice President or above ............... 500
                           Asst. Vice President .................. 400
                           Officer below level of Asst.
                                    Vice President ..............  250
                           Full-time associate who is
                                    not an officer ..............  250
                           Part-time associate who is
                                    not an officer ............... 100

                           (c) The option exercise price for each share of
                  Common Stock covered by an Option granted on the Boatmen's Grant Date shall be the greater of (i) the Closing Price of the Common Stock on the Boatmen's Grant Date or (ii) the Closing Price of the Common Stock on the July 1, 1996 Grant Date.

                           (d) In the event the Closing Price of the Common
                  Stock equals or exceeds $100 (subject to adjustment pursuant to Paragraph 14) for at least ten (10) consecutive trading days prior to the Boatmen's Grant Date, then each Option granted on the Boatmen's Grant Date shall be fifty percent (50%) vested immediately upon grant; and in the event the Closing Price of the Common Stock equals or exceeds $120 (subject to adjustment pursuant to Paragraph 14) for at least ten (10) consecutive trading days prior to the Boatmen's Grant Date, then each Option granted on the Boatmen's Grant Date shall be one hundred percent (100%) vested immediately upon grant. Except for the preceding provision, each such Option shall vest in accordance with the provisions of Paragraph 8.

                           (e) Notwithstanding the provisions of subparagraph
                  (d) above, in no event shall an Option granted on the Boatmen's Grant Date be exercisable prior to April 1, 1997. If a Boatmen's Eligible Associate terminates employment prior to April 1, 1997 and the associate's Option is either partially or fully vested, the ninety (90) day period during which the associate may exercise the Option (to the extent vested) shall commence on April 1, 1997.

                           (f) The definition of "retirement" under Paragraph
                  8(g) above with respect to a Boatmen's Eligible Participant is modified as follows: "vesting service" for such purpose shall mean "vesting service" as defined under the tax-qualified defined benefit retirement plan in which the associate participates.

         Except for the foregoing special terms and provisions, Options granted on the Boatmen's Grant Date shall be subject to the terms and provisions of the Plan without regard to the provisions of this Paragraph 20."

         3. The amendments to the Plan set forth in paragraphs 1 and 2 hereof are expressly conditioned on the consummation of the merger in accordance with the Merger Agreement. In the event such merger is not so consummated, the amendments set forth herein shall be null and void.
         IN WITNESS WHEREOF, the Corporation, on behalf of the Participating Employers, has caused this Instrument to be executed by its duly authorized officer as of the day and year first above written.

                             NATIONSBANK CORPORATION

                                 By:_______________________________
                                       C. J. Cooley, Executive Vice President

                                 "Corporation"